Exhibit 99.1

ESPERION Appoints Sheldon Koenig as President and CEO

-- Mr. Koenig has 30 years of commercial and operational experience as an accomplished leader in the cardiovascular space;
previously served as ESPERION COO --

-- Succeeds Tim Mayleben, who served as President and CEO for almost a decade and will continue to serve as a senior advisor –

ANN ARBOR, Mich., May 17, 2021 (GLOBE NEWSWIRE) -- ESPERION (NASDAQ: ESPR), today announced the appointment of Sheldon Koenig as president and chief executive officer and board member, effective immediately. With over 30 years of commercial and operational experience as an accomplished leader in the cardiovascular space, Mr. Koenig has served as the company’s chief operating officer since December 2020. He is succeeding Tim Mayleben, who after serving in this role for the last decade, has decided to step down and will continue to serve as a senior advisor to help ensure a smooth transition.

“As ESPERION enters this critical growth phase, Sheldon’s extensive commercial leadership and product launch experience will be invaluable,” said Nicole Vitullo, lead independent director for ESPERION. “On behalf of the board, we want to recognize Tim’s contributions over the last decade as he led the team’s successful development and approval of two new cholesterol lowering medicines, NEXLETOL® and NEXLIZET® in the U.S. and Europe and established strong partnerships outside of the U.S.. We appreciate Tim’s years of service and wish him the best in the future.”

“I believe strongly in the promise of our medicines and the role they can play in managing lipids and cardiovascular disease for patients,” said Mr. Koenig. “With two products recently launched in the U.S. and Europe, our U.S. commercial structure in place, leading partners and passionate colleagues, ESPERION is positioned for success in our mission of Lipid Management for Everyone. I am thrilled to work with this team and lead this exciting period of growth for our company.”

Mr. Mayleben added, “Sheldon has distinguished himself throughout his career as an accomplished leader in the commercialization of first in class products and he has particularly deep expertise in cardiovascular disease medicines. Since joining ESPERION in December, he has shown exceptional leadership across almost all facets of the company. I believe this is an appropriate time for this leadership transition and I look forward to supporting Sheldon in his new role.”

Previously, Mr. Koenig was chief commercial officer at Portola Pharmaceuticals until the company was acquired by Alexion Pharmaceuticals. At Portola, he built the U.S. commercial and operations functions as well as the global organization. Earlier, Mr. Koenig was senior vice president and head of the cardiovascular franchise for Sanofi, where he led U.S. business operations and product launches in more than 20 countries. Mr. Koenig began his career at Merck, where he served for more than 25 years in roles of increasing responsibility within the company’s cardiovascular thrombosis franchises. At Merck, he served as vice president and global brand leader for the cardiovascular division. He led marketing for Zetia, at the time the leading non-statin cholesterol lowering medicine, franchise. He holds an MBA from Monmouth University and a B.S. from Drexel University, and completed the leadership program at The Wharton School.

ESPERION Therapeutics

ESPERION is The Lipid Management Company. Our goal is lipid management for everybody, that’s why we work hard to make our medicines easy to get, easy to take and easy to have. We discover, develop and commercialize innovative medicines and combinations to lower cholesterol, especially for patients whose needs aren’t being met by the status quo. Our entrepreneurial team of industry leaders is inclusive, passionate and resourceful. We are singularly focused on managing cholesterol so you can improve your health easily. ESPERION commercializes NEXLETOL® (bempedoic acid) and NEXLIZET® (bempedoic acid and ezetimibe) Tablets and is the leader in the development of convenient oral, once-daily non-statin LDL-cholesterol lowering drugs for patients with high levels of bad cholesterol. For more information, please visit www.esperion.com and follow us on Twitter at www.twitter.com/EsperionInc.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding commercialization plans. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause ESPERION's actual results to differ significantly from those projected, including, without limitation, the impact of COVID-19 on our business, clinical activities, supply chain, commercial development and launch plans, and the risks detailed in ESPERION's filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and ESPERION disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Contact:

Ben Church

bchurch@esperion.com

734-864-6774

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